LEASE AGREEMENT


                THIS LEASE AGREEMENT made and entered into as of the 1st day of December, 1995, by and between NORTH BOWLES PARTNERSHIP, a Virginia General Partnership, party of the first part and Lessor herein, and PLUMA, INC., party of the second part and Lessee herein;

                        W I T N E S S E T H:

                WHEREAS, Lessor is the owner of a certain lot or parcel of land off State Route 108 in Martinsville Magisterial District of Henry County, Virginia (see Exhibit 1 attached to the Lease Agreement described hereinafter), on which is located certain improvements containing a total of 75,700 square feet of floor area; and

                WHEREAS, Lessor desires to lease to Lessee said land and building as shown on Exhibit 1 and Lessee desires to lease the same from Lessor; and

                WHEREAS, Lessor and Lessee desire to set forth the terms and conditions of such lease herein;

                NOW, THEREFORE, the parties hereto agree as follows:

           ARTICLE I.  DEFINITIONS AND RULES OF CONSTRUCTION

                Section 1.1.   Definitions.   In addition to other
 terms defined elsewhere in this Agreement, the following terms shall have the following meanings in this Agreement unless the context requires otherwise:

                "Lease" shall mean this Agreement including any amendments hereto;

                "Authorized Representative of Lessee" shall mean such person or persons as may be designated by Lessee;

                "Authorized Representative of Lessor" shall mean such person or persons as may be designated by Lessor;

                "Building" shall mean the building containing 75,700 square feet as shown on Exhibit l; and

                "Land"  shall mean the real  estate described in
 Exhibit 1 attached hereto.

                 Section 1.2. Rules of Construction. The following rules shall apply to the construction of this Lease Agreement unless the context otherwise requires:

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

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                            (a) Singular words shall connote the plural number
             as well as the singular and vice versa.

                            (b) All references herein to particular articles or
             sections are references to articles or sections of this Lease Agreement.

                            (c) The headings herein are solely for convenience
             of reference and shall not constitute a part of this Lease Agreement nor shall they affect its meaning, construction or effect.

                               ARTICLE II.  REPRESENTATIONS

                            Section 2.1. Representations of Lessor. The Lessor makes the following representations as the basis for its undertakings hereunder: Lessor is duly organized as a Virginia general partnership under the laws of the Commonwealth of Virginia and has the power and authority to enter into the transactions contemplated by this Lease Agreement and to carry out its obligations hereunder and by proper action has duly authorized the execution and delivery of, and the performance under, this Lease Agreement.

                            Section 2.2. Representations of Lessee. The Lessee makes the following representations as the basis for its undertaking hereunder: Lessee is a corporation duly organized and existing and has the power to enter into this Agreement and the transactions contemplated hereby and to perform its obligations hereunder and by proper action has duly authorized the execution and delivery of and the performance under this Lease Agreement.

                                  ARTICLE III.  PREMISES

                            Section 3.1.   Premises.   Lessor hereby leases to
             Lessee and Lessee hereby leases from Lessor the Land and the Building containing approximately 75,700 square feet of floor area, as described on Exhibit 1 attached hereto, all of which have been
             inspected  and  accepted  in  their  present  condition.    Lessor
             represents and warrants that the Land and Building will be in the same condition on the date Lessee takes possession, reasonable wear and tear and items removed by current tenant excepted, and Lessee shall have the right to inspect and verify.

                             ARTICLE IV.  COMMENCEMENT OF TERM

                            Section 4.1.  Term.  To have and hold the same unto
             Lessee for the initial term,                     commencing on
             December 1, 1995, the commencement date, and ending on February 1 1998, all on the covenants, conditions, and agreements hereinbefore and hereinafter stated.

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

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                                   ARTICLE V.  RENT

                          Section 5.1. Rent Payments. During the term of this Lease Agreement, Lessee covenants and agrees to pay the Lessor a monthly rent, the amount of which said monthly rent shall be Fourteen Thousand Five Hundred and No/lOOths Dollars ($14,500.00) per month. Rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Lease Agreement at the offices of Lessor or such place as Lessor may designate without any offset or deduction. In addition to said rent, a late charge of five percent (5%) of the amount of any monthly rental payment shall be due and payable if such monthly rental payment is not received by Lessor on or before the tenth
           (lOth) day of the month in which it was due.

                          Section 5.2. Additional Rent. The rent referred to herein shall be automatically increased on December 1 of each lease year during the term of this Lease if the cost of living has at that time increased since the previous December 1 as evidenced by a change in the official Consumer Price Index for Urban Wage Earners and Clerical Workers (including single workers) published by the Bureau of Labor Statistics, United States Department of Labor (1957-59 = 100) hereinafter referred to as "Bureau of Labor Statistics Consumer Price Index." The rent for each lease year, or part thereof should the term sooner expire, shall be increased by one half (1/2) of an amount which shall bear the same proportion to the previous year's rent as the Bureau of Labor Statistics Consumer Price Index for the calendar year preceding the commencement of such one-year period bears to the Bureau of Labor Statistics Consumer Price Index for the preceding year of this lease. These increases are to be compounded from year to year. If the Bureau of Labor Statistics changes the form or basis of calculating Bureau of Labor Statistics Consumer Price Index, the parties agree that payments hereunder shall be calculated from the most recent cost of living index statistics published by the Bureau of Labor Statistics.

                          The parties agree that Lessee may be required from time to time to pay additional rent during the initial term or any extended or renewal term, which additional rent shall be due if Lessor's costs of taxes and/or insurance relating to the Land and Building increase. If such increase occurs, Lessee shall pay an amount, as additional rent, equal to one-half (1/2) of such
           increase,  payable  in  equal  monthly  installments.    If  Lessor
           verifies in writing to Lessee that real estate taxes and/or insurance on the Land and Building have increased, Lessee agrees to an increase in rent equal to one-half (1/2) of the cost of such increase.

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.
                                       3

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                                   ARTICLE VI.  USE

                          Section 6.1. Use of the Premises. Lessee shall use and occupy the premises for its legal activities, which shall include the operation of a textile warehouse manufacturing facility and general offices related thereto and for no other purpose without the express consent of Lessor. Lessee shall not suffer or permit the premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the premises which would in any way (i) violate any law or requirement of public authorities; (ii) cause structural injury to the Building or any part thereof; (iii)
           interfere   with   the   normal   operations   of   the   heating,
           air-conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein; (iv) constitute a public or private nuisance; (v) alter the appearance of the exterior of the Building or conduct any major alterations on the interior of the Building without the written consent of Lessor.

                          Section 6.2. Hazardous Materials. Lessee shall not cause or permit any Hazardous Material to be brought on or kept or used in or about the Leased Premises by Lessee, its agents, employees, contractors or invitees without the prior written consent of Lessor, which Lessor shall not unreasonably withhold so long as Lessee demonstrates to Lessor's reasonable satisfaction that the Hazardous Material is necessary or useful to Lessee's business and will be used, kept and stored in a manner that complies with all laws, rules, statutes, and ordinances regulating any such Hazardous Materials so brought on or used or kept in or about the premises.

                          If Lessee breaches the obligation stated above in this paragraph, or if the presence of hazardous material on or about the premises caused or permitted by Lessee results in contamination of the premises, or if contamination of the premises or surrounding area by Hazardous Material otherwise occurs for which the Lessee is legally liable to Lessor for damage resulting therefrom, Lessee shall indemnify, defend and hold Lessor completely harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the premises or the improvements thereon, damages for the loss or restriction on the use of rentable or usable space or of any immunity of the premises, damages arising from any adverse impact on marketing of space in the premises, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) that arise during or after the term of this Lease as a result of that contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political
LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

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             subdivision because of Hazardous Material present in the soil or ground water on, under or about the premises. Without limiting the foregoing, if the presence of any Hazardous Material on or about the premises caused or permitted by Lessee results in the contamination of the premises or surrounding area or causes the premises or surrounding area to be in violation of any laws, rules, statutes or ordinances, Lessee shall promptly take all actions at its sole expense as is necessary to return the premises and surrounding area to the condition existing before the introduction of any such Hazardous Material, provided, that Lessor's approval of those actions shall first be obtained, which approval shall not be unreasonably withheld so long as those actions would not potentially have any material adverse long-term or short-term effect on the premises or surrounding area.

                            As used herein, the term "Hazardous Materials" shall
             mean and include any hazardous or toxic materials, substances, or wastes, including (i) any material, substances or wastes that are toxic, ignitable, corrosive or reactive and that are regulated by any local governmental authority, any agency of the Commonwealth of Virginia, or any agency of the United States government; (ii) asbestos; (iii) petroleum and petroleum-based products; (iv) urea formaldehyde foam insulation; (v) polychlorinated biphenyls ("PCBs"); (vi) freon and other chlorofluorocarbons; (vii) those designated as hazardous substances pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 USCS 6901, et seq., and (viii) those designated as hazardous substances pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Recovery Act, 42 USCS 9601, et seq.

                            Lessee shall promptly notify Lessor of and shall
             promptly provide Lessor with true, correct, complete and legible copies of all of the following environmental items relating to the leased premises that may be filed or prepared by or on behalf of, or delivered to or served on, Lessee or Lessee's agents: reports filed pursuant to any self-reporting requirements, reports filed pursuant to any applicable laws or this Lease, all permit applications, permits, monitoring reports, workplace exposure, and community exposure warnings or notices, and all other reports, disclosures, plans, manifests or documents (even those that may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials.

                            The provisions of this Section, including, without
             limitation, the indemnification provisions set forth herein, shall survive any termination or expiration of this Lease.

                       ARTICLE VII.  REPAIRS; ALTERATIONS; FIXTURES

                            Section 7.1. Lessor Maintenance. Lessor shall, at Lessor's own expense, maintain only the roof, exterior walls,

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

            foundation and other structural portions of the premises, except damages occasioned by acts or omissions of Lessee or its employees or invitees.

                           Section 7.2.   Lessee Maintenance.   Lessee shall
            maintain the demised premises in the condition it is in on the day possession is accepted by Lessee and suffer no damage or injury to it save ordinary wear and tear. Lessee shall be responsible for all repair and maintenance of any kind, nature or description, excepting only maintenance of the roof, exterior walls, foundation and other structural portions (except damages occasioned by acts or omissions of Lessee or its employees or invitees). Lessee shall be responsible to maintain the interior of its premises including all electrical fixtures, plumbing fixtures, trade fixtures, fire system and security devices and any and all other equipment of every kind, nature or description. Lessee at its own expense shall cause such regular, periodic inspections as may be reasonably required by Lessor to be performed on the fire control system serving the premises in accordance with Factory Mutual requirements and submit copies of same to Lessor.

                                   ARTICLE VII.  TAXES

                           Section 8.1.   Payment of Taxes.   Lessor shall be
            responsible to pay and shall pay when they are due all real estate taxes attributable to Lessor's ownership of the Land and Building, subject, however, to the provisions of Section 5.2 above.

                                  ARTICLE IX.  UTILITIES

                           Section 9.1. Payment of Utility Expenses. Lessee shall bear the cost of all utilities.

                                  ARTICLE X.  INSURANCE

                           Section 10.1. Insurance. Lessee at Lessee's own expense and cost shall maintain insurance protecting and indemnifying Lessee, Lessor and their assigns against any and all claims for injury and/or damage to persons or property or for the loss of life or of property occurring in or about the premises
            occupied by Lessee.   Such insurance shall not be less than One
            Million Dollars ($l,000,000) in respect of bodily injury, death to any one person and not less than Three Million Dollars ($3,000,000) in respect of any one occurrence or accident and not less than One Hundred Thousand Dollars ($100,000) for property damage. Lessee shall, at its own expense, provide such insurance as it may deem necessary to protect itself for damage by fire or other casualty
            occurring wlthin the space leased by Lessee.   On or before the
            commencement date, Lessee shall furnish Lessor with a certificate evidencing the aforesaid coverage.

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

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                           Section 10.2  Waiver of Subroqation.   Lessor and
            Lessee agree (to the extent that such agreement does not invalidate coverage under any policy of insurance) that, in the event the demised premises, or any part thereof, are damaged or destroyed by fire or other casualty that is covered by insurance of the Lessor or Lessee, or the sublessees, assignees or transferees of Lessee, the rights of any party against the other or against the employees, agents or licensees of any part, with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any of the parties, are hereby waived to the extent of the coverage of said insurance. Lessor and Lessee further agree that all policies of fire, extended coverage, business interruption and other insurance covering the demised premises or the contents therein shall, if possible, provide that the insurance shall not be impaired if the insureds have waived their right of recovery from any person or persons
            prior to the date and time of loss or damage.   Any additional
            premiums for such clause or endorsement shall be paid by the primary insured.

                      ARTICLE XI.  DAMAGE BY FIRE OR OTHER CASUALTY

                           Section 11.1. Damages. In the event of total or partial destruction of or damage to the leased premises by fire or any other cause during the term hereof, Lessor shall be obligated to and shall with due diligence rebuild or restore the leased premises to a condition comparable to that existing prior to the occurrence of said destruction or damage.

                           If any such destruction or damage to the leased
            premises is such as to prevent the operation of Lessee's business on the leased premises, or to make it impractical so to do, then the rent, taxes and any other charges to be paid by Lessee hereunder shall abate from the occurrence of any destruction or damage up to and including the time that the leased premises has been rebuilt or restored. The amount of such abatement is to be determined by taking a fraction, the numerator of which shall be the square foot area of the building which is a part of the leased premises which is usable in the operation of Lessee's business on the leased premises following any destruction or damage thereto and the denominator of which shall be the total square foot area, inside dimensions, of such building. The amount of which results from the multiplication of such fraction by all rent and taxes and all other charges that would have been due from Lessee to Lessor hereunder but not for the destruction or damage, shall be the amount payable to Lessee for the period commencing with any destruction or damage and terminating with the completion by Lessor, of the aforesaid rebuilding or restoration.

                          In the event of the destruction of more than fifty
            percent (50%) of the leased premises, either Lessor or Lessee shall

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

           have the option to terminate this lease upon notice to the other within thirty (30) day of such destruction.

                       ARTICLE XII. ASSIGNMENT; SUBLETTING

                          Section 12.1. Assiqnment. Lessee shall not assign or sublet the premises without the prior written consent of Lessor. A change in identity of Lessee, by virtue of acquisition, merger, consolidation, or other corporate reorganization shall not be deemed to be an assignment or sublease. Lessor shall have the right to withhold its consent to assign or sublet the premises for any reason. Lessee acknowledges that Lessor has obtained financing which may require assignment of this Lease. Lessee expressly consents to such assignment. Lessee may not sublet or assign without the prior written consent of Lessor, which consent may not be unreasonably withheld.

                          Section 12.2. Subordination. Lessee's rights under this Lease Agreement are subordinate to the terms and conditions of Lessor's deed of trust as executed with Lessor's lending institution and is further subject to the security interest of that lending institution. Upon Lessor's request, Lessee shall agree to subordinate this lease to any mortgage or trust deeds which may hereafter be placed on the demised premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, and shall execute any and all further instruments necessary to that purpose, provided such mortgagee or trustee named in such mortgage or trust deeds shall agree to recognize the lease and the rights under this Lease in the event of foreclosure if Lessee is not in default hereunder.

                   ARTICLE XIII. NO LIABILITY ON LESSOR'S PART

                          Section 13.1. Lessor Liability. Except as specified herein, Lessor and its agents shall not be liable for any damage to property of Lessee or of others entrusted to employees of the Lessee, nor for the loss of or damage to any property of Lessee by theft or otherwise. Lessor and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, alliances, or plumbing works or from the street, or subsurface or from any other place or by dampness or any other cause of whatsoever nature unless caused or due to the willful act or negligence of Lessors, its agents, servants or employees; nor shall Lessor and its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Lessor be liable for damages or injury to the person or property of Lessee or others unless caused by the willful act or negligence of Lessor. Notwithstanding any provision herein to the contrary,

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.
                                       8


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             Lessor shall be liable for such damages as directy result to
             Lessee from failure of the Lessor to maintain or repair, with reasonable promptness, those items which Lessor is required to
             maintain and repair.   Upon receiving notice  from Lessee that
             maintenance or repairs are required, Lessor shall have a commercially reasonable time to repair the same and it shall not be liable for any damage sustained by Lessee during a commercially
             reasonable repair period.   If Lessor shall fail to perform such
             maintenance or repair within a commercially reasonable time, then Lessor shall be responsible for such damages sustained by Lessee upon Lessor's failure to maintain and repair the premises in a commercially reasonable time; however, in no event shall Lessor be held responsible for indirect or consequential damages, such as loss of profit, goodwill, etc.

                                ARTICLE XIV.  CONDEMNATION

                            Section 14.1.   Condemnation of Premises.   In the
             event that all or a material part of the Building shall be condemned or taken in any manner for any public or quasi-public use, this Lease Agreement shall cease and terminate as of the date of the vesting of title. A condemnation of part of the parking area shall not work a termination of the Lease Agreement unless the part so taken renders the Lessee's operation practically impossible, in which event this Lease Agreement shall cease and terminate. In the event of any condemnation or taking hereinabove mentioned which causes a termination of the Lease Agreement, Lessor shall be required to account to Lessee for the condemnation award to the extent that such condemnation award includes compensation to Lessor for improvements installed at Lessee's sole expense.

                         ARTICLE XV. DEFAULTS; REMEDIES

                      Section 15.1. Default and Remedies.

                            (a) If Lessee defaults (l) in fulfilling any of the
             covenants of this Lease Agreement, requiring the payment of rent or additional rent, or (2) in complying with any of the other terms, conditions or provisions of this Lease Agreement, or (3) if Lessee ceases to conduct its business in the demised premises or leaves the same vacant, then, in the case of nonpayment of rent which continues for ten (10) days after Lessor provides written notice to Lessee specifying such default, or if Lessee defaults in any one or more of the events referred to in (2) or (3) above, then upon Lessor's providing a fifteen (15) day written notice upon Lessee specifying the nature of said default and upon the expiration of said fifteen (15) days, if Lessee shall have failed to comply with or remedy such default, or if said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Lessee shall not have diligently commenced curing such default with such fifteen (15) day period, and shall not thereafter with
LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

             reasonable diligence and in good faith proceed to remedy or cure such default, then Lessor may provide a written fifteen (15) day notice of cancellation of this Lease Agreement to Lessee and upon the expiration of said fifteen (15) days, this Lease Agreement and the term hereunder shall end and expire as fully and completely as if the date of expiration of such fifteen (15) day period were the day herein definitely fixed for the end and expiration of this Lease Agreement and the term thereof and Lessee shall then quit and surrender the demised premises to Lessor but Lessee shall remain liable as hereinafter provided.

                            (b) If the fifteen (15) day notice of cancellation
             provided for in (a) hereof shall have been given and the term shall expire as aforesaid; or if Lessee shall remain in default after ten
             (10) days notice in the payment of the rent set forth herein or any item of additional rent herein mentioned, then and in any of such events, Lessor may without further notice re-enter the demised premises either by force or otherwise and dispossess Lessee by summary proceedings or otherwise, and the legal representatives of Lessee or other occupant of the demised premises and remove their effects and hold the premises as if this Lease Agreement had not been made, but Lessee shall remain liable hereunder as hereinafter provided and Lessee hereby waives the service of notice of intention to re-enter or institute legal proceedings to that end.

                          Section 15.2. Rent Deficiency. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent and additional rent shall i become due thereupon and be paid up to the time of such re-entry, or dispossess together with such expenses as Lessor may incur for legal expenses, attorney's fees, brokerage, and/or putting the demised premises in good order or for preparing the same for re-rental; (b) Lessor may re-let the premises or any part or parts thereof, either in the name of lessor or otherwise for a term or terms, which may at Lessor's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease Agreement and may grant concessions or free rent; and/or (c) Lessee or the legal representatives of Lessee shall also pay Lessor's liquidated damages for the failure of Lessee to observe and perform said Lessee's covenants herein contained, any deficiency between the rents and additional rents hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected or to be collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Lease Agreement. The failure or refusal of Lessor to re-let the premises or any part or parts thereof shall not release or affect Lessee's liability for damages although Lessor shall be under a duty to exercise diligence and good faith in an effort to re-let the same and mitigate damages. In computing such damages, there shall be added to said deficiency such expenses as Lessor may incur in connection with re-letting such as legal expenses,
LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

            attorney's fees, brokerage, and for keeping the demised premises in
            good order or for preparing the same for re-letting.   Any such
            damages shall be paid in monthly installments by Lessee on the rent date specified in this Lease Agreement and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month or months by a similar proceeding. Lessor may at Lessor's option make such alterations, repairs or replacements in the demised premises as Lessor in Lessor's sole judgment considers advisable and necessary for the purpose of re-letting the demised premises; and the making of such alterations, repairs or replacements shall not operate or be construed to release Lessee from liability hereunder as aforesaid. Lessor shall in no event be liable in any way whatsoever for failure to re-let the demised premises provided Lessor makes a good faith effort to re-let the same, or in the event that the demised premises are re-let for failure to collect the rent thereunder provided reasonable diligence is used in an attempt to collect such rent. Any such action against Lessee may be an action for the full amounts of all rents and damages suffered or to be suffered by Lessor. In the event of a breach by Lessee of any of the covenants or provisions hereof, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease Agreement of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity, the foregoing remedies and rights of Lessor are cumulative. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the demised premises, by reason of the violation by Lessee of any of the covenants and conditions of this Lease Agreement or otherwise.

                           Section 15.3.   Default by Lessor.   Should Lessor
            default in Lessor's duty to pay taxes, insurance and debt service payments to a lending institution or in its obligation to maintain the roof, Lessee shall have and enjoy, in addition to any other rights under this Lease or under common law or by statute, the right to divert rent payments hereunder from Lessor to pay directly taxes, insurance required to be maintained by Lessor, bank payments
            a lending institution or to necessary roof repairs.   Provided,
            however, that Lessee's right to divert rent payments for roof repairs shall be conditioned upon Lessee's reasonable notice to Lessor of the necessity for repairs and upon Lessor's failure to make such repairs in a commercially reasonably time.

                        ARTICLE XVI.  COVENANT OF QUIET ENJOYMENT

                           Section 16.1. Quiet Enjoyment. Lessor warrants and represents that it has full authority to execute this Lease Agreement for the term aforesaid and covenants that upon Lessee's

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.
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             paying the rent and performing the covenants to be observed and performed on Lessee's part, Lessee may peaceably and quietly have, hold and enjoy the demised premises, subject, nevertheless, to the terms and conditions of this Lease Agreement.

                                  ARTICLE XVII.  NOTICES

                            Section  17.1.   Notice  to  Lessor.   Any  notice
             required or permitted to be given to Lessor shall be deemed to have been properly given upon mailinh the same by certified or registered mail to Lessor, c/o Stanley W. Bowles Corporation, Post
             Office  Box  4706,  Martinsville,  Virginia  24115-4706.    Lessor
             reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to Lessee.

                            Section  17.2.   Notice  to  Lessee.   Any  notice
             required or permitted to be given to Lessee shall be deemed to have been properly given upon mailing the same by certified or registered mail to Pluma, Inc., Post Office Box 487, Eden, North Carolina 27288, ATTN: R. Duke Ferrell, Jr. Lessee reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to Lessor.

                                ARTICLE XVIII.  ALTERATIONS

                            Section 18.1. Alterations; Improvements. Lessee shall have the right to make alterations to the premises, conditioned upon Lessee obtaining Lessor's approval, which said approval shall not be unreasonably withheld. Lessee's request for Lessor's approval shall be in writing describing the proposed alterations in detail and Lessor's response to Lessee shall be in writing. All improvements shall become the property of Lessor upon termination of occupancy.

                                ARTICLE XIX.  MISCELLANEOUS

                            Section 19.1.   Entire Agreement.   This Agreement
             constitutes the entire understanding between the parties and shall be conclusively deemed to supersede all prior written or verbal
             communications between the parties.   This Agreement may not be
             modified or terminated unless in writing, signed by the party to be bound thereby.

                            Section 19.2. Governing Law. This Agreement is to be governed and construed in accordance with the laws of the Commonwealth of Virginia.

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

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                            Section 19.3.  Attorneys Fees.  In the event of a
             breach of this Agreement, the breaching party shall be responsible for all cost and expenses of the other party, including reasonable attorneys' fees.

                            WITNESS the following signatures and seals the day
             and year first above written:

                                            LESSOR:

                                            NORTH   BOWLES   PARTNERSHIP,   a
                                            Virginia General Partnership,


                                            BY: /s/ Barry A. Bowles


                                            BY:  /s/ David W. Bowles


                                            BY: /s/ Stanley W. Bowles, Jr.




                                            LESSEE:

                                            PLUMA, INC.



                                            BY: /s/ R. Duke Ferrell


LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

                                       13

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           COMMONWEALTH OF VIRGINIA
           CITY OF MARTINSVILLE, TO-WIT:


                          The foregoing was acknowledged before me, this 16th day of January , 1996, by Barry A. Bowles, David W. Bowles and Stanley W. Bowles, Jr., partners of North Bowles Partnership, a Virginia general partnership.

                          My commission expires: 11-30-98


                                              /s/ Tammy B. Davis
                                                  NOTARY PUBLIC


           STATE OF Virginia
           COUNTY OF ?????? , TO-WIT:


                          The foregoing was acknowledged before me, this 26th day of June 1996, by R. Duke Ferrell the President of Pluma, Inc.

                                 My commission expires: 11-30-2000


                                                   /s/ Tanya J. McPelk
                                                     NOTARY PUBLIC

LAW OFFICES
YOUNG, HASKINS
MANN & GREGORY
MARTINSVILLE, VA.

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